Statement Under Oath of Principal Financial Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings


     I, Robert P. Crouch, Senior Vice President and Chief Financial Officer of MPS Group, Inc. (the "Company"), state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of the Company, and, except as corrected or supplemented in a subsequent covered report:

     o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

     o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

     o the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission;

     o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of the Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     o    any amendments to any of the foregoing.


/s/ Robert P. Crouch
Robert P. Crouch
Senior Vice President and
Chief Financial Officer
August 14, 2002

Subscribed and sworn to
before me this 14th day of August 2002.
/s/Sherri Adams
Notary Public
My Commission Expires: April 22, 2006